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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[_]   Soliciting Material Under Rule 14a-12

                              RENTRAK CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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           pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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[_]   Fee paid previously with preliminary materials.
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      paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
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                              [Rentrak Letterhead]
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                                                               September 6, 2000

To Our Shareowners:

A group calling itself the "Committee for Achievement of Rentrak Excellence" is trying to seize control of Rentrak Corporation. This group is soliciting proxies in favor of their hand-picked slate of five nominees to run your company. They refer to themselves as "CARE." We refer to them as the "CARELESS Group" because we think that they care more about themselves and less about the interests of all Rentrak shareholders.

                               Don't Be Misled!

The CARELESS Group is trying to convince you that Rentrak would be better off with a new board by selectively telling you only part of the story.

                  The CARELESS Group Nominees Lack Experience

The CARELESS Group has told you that they will do a better job running your company than your existing board of directors.

     .    They have NOT told you that the CARELESS Group nominees have:
             NO experience in the video and fulfillment industries
             NO track record with Hollywood studios or video retailers NO executive team to run Rentrak
             NEVER managed an entertainment business or video retailer

     . They have NOT explained how their nominees - including their nominee who swore under oath that he doesn't know what PPT means! - would be able to effectively negotiate with movie studios and video retailers.

                                    3PF.COM

The CARELESS Group has told you that they are frustrated that 3PF.COM was unable to complete an initial public offering earlier this year.

     . They have NOT told you that for months Rentrak pursued an initial public offering of 3PF.COM, but in the Spring of 2000 the IPO market collapsed.

     . They have NOT told you that other fulfillment businesses that did go public have lost hundreds of millions of dollars of market value.

                                   IPO Price     52-Week High     9/1/00 Price
                                   ---------     ------------     ------------
       Ascendant Solutions (ASD)   $  8.00       $ 32-3/8         $ 1-7/16
       PFSWeb (PFSW)               $ 16.00       $ 52-11/16       $ 2-25/32
       Valley Media (VMIX)         $ 16.00       $ 15-3/8         $ 2-3/4

     Had 3PF been taken public and achieved similar results, Rentrak shareholders would not have benefited!

                             Retailer Loan Program

The CARELESS Group has told you that Rentrak's Retailer Loan Program has sustained substantial write-offs during its eight-year history.

     . They have NOT told you that the Retailer Loan Program has had many successes. In fact, over its life, the Retailer Loan Program has been profitable and has produced a positive return on investment. The CARELESS Group's story is NOT accurate.

                          Rentrak's Stock Performance

The CARELESS Group has told you that Rentrak's stock has not performed well.

     . They have NOT told you that on August 28, 2000, a securities analyst reaffirmed his BUY recommendation on Rentrak stock and projected the value of Rentrak at between $6.75 and $8.50 per share under current management.

     . They have NOT told you that in its August 2000 issue, Oregon Business Magazine ranked Rentrak in the top ten of public Oregon companies based on return on equity.

     . They have NOT told you Rentrak's stock has out-performed its peer group since 1999. The peer group includes Blockbuster, Hastings Entertainment, Hollywood Entertainment, Big Star Entertainment, Movie Gallery, TCI Satellite Entertainment, Valley Media, Video City, Ascendant Solutions, PFSWeb and West Coast Entertainment. The following graph compares total return on Rentrak stock with the peer group, assuming that $100 was invested on March 31, 1999 in each.

[GRAPH APPEARS HERE]

                        True Cost of the Proxy Contest

The CARELESS Group has told you that it intends to force Rentrak to pay about $300,000 of its proxy costs if it takes control of the Board.

     . They have NOT told you that their takeover attempt, if successful, will cause Rentrak to spend over $4,000,000, in addition to the CARELESS Group's expenses.

     . They have NOT told you that potential 3PF customers have informed us that they will not hire 3PF or will defer their decision to hire 3PF because of this proxy contest.

                         They Own Only 2% of Rentrak!

The CARELESS Group has told you that their nominees own 263,230 shares of Rentrak stock.

     . They have NOT told you why three of their nominees, who purport to represent the interests of all shareowners, each own 1,000 or fewer shares.

     . They have NOT explained why their leader, Paul Rosenbaum, and others in their group asked Rentrak to buy their shares at a substantial premium even after they began this proxy contest!

Rentrak has brought a lawsuit against the members of the CARELESS Group and others alleging that the defendants have violated Section 13(d) and Rule 14a-9, the beneficial ownership and proxy provisions under the Securities Exchange Act of 1934. You can read the complaint that Rentrak filed and other litigation documents on Rentrak's Web site, http://www.rentrak.com.

Rentrak believes that all shareowners should have an opportunity to hear an accurate and complete account of the issues involved in this proxy contest directly from the company's management. Therefore, Rentrak has scheduled a conference call for all shareowners, the press and other interested parties for Tuesday, September 12, 2000, at 2 p.m. Pacific Time. The toll-free telephone number for the call is 1-888-769-8717., with a password of "RENTRAK". International callers must dial 1-712-257-3716.


Very truly yours,

RENTRAK CORPORATION BOARD OF DIRECTORS

             THE CARELESS GROUP IS NOT TELLING YOU THE WHOLE STORY
                               DON'T BE MISLED!
                  DON'T VOTE FOR THE CARELESS GROUP NOMINEES!

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                                   IMPORTANT

1. To vote FOR Rentrak's slate of Directors you must sign, date and return the WHITE PROXY CARD.

2. If you have already voted for the CARELESS Group nominees, you have every legal right to change your mind and vote FOR Rentrak's nominees on the WHITE PROXY CARD. Only your latest dated proxy card will count. We, therefore, urge you to sign the WHITE PROXY CARD.

3. Remember, it is vitally important that you vote! Not voting reduces the number of votes the CARELESS Group needs to take control of your Company.

4. We urge you not to sign the CARELESS group's blue proxy card. If you do, it might revoke or cancel an earlier dated management proxy.

5. If you have any questions or require assistance in voting your proxy, please call our proxy solicitor, Corporate Investor Communications, Inc., toll-free at 1-888-560-9906.